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                        Morgan, Lewis & Bockius LLP
                      1111 Pennsylvania Avenue, N.W.
                          Washington, D.C. 20004
                             Tel: 202.739.3000
                             Fax: 202.739.3001
                            www.morganlewis.com

Michael Berenson
(202) 739-5450
mberenson@morganlewis.com

May 1, 2003


The American Life Insurance Company of New York
The American Separate Account 5
435 Hudson Street, 2nd Floor
New York, New York 10014

Re:  Registration No. 333-62662
     --------------------------

Ladies and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in each Statement of Additional Information contained in Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 333-62662) for The American Separate Account 5 filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                           Very truly yours,


                                           MORGAN, LEWIS & BOCKIUS LLP

                                           By: /s/ Michael Berenson
                                               --------------------
                                               Michael Berenson